                                                                     EXHIBIT 1.A

                                                                  Execution Copy


                         GULFTERRA ENERGY PARTNERS, L.P.

                                  COMMON UNITS

                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT


                                                               October 15, 2003

Goldman, Sachs & Co.
     As representative of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Sabine River Investors I, L.L.C., a Delaware limited liability company (the "Selling Unitholder") propose, subject to the terms and conditions stated herein, for the Partnership to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,800,000 common units (the "Firm Units") representing limited partner interests in the Partnership ("Common Units") and, at the election of the Underwriters, for the Selling Unitholder to sell up to 720,000 additional Common Units (the "Optional Units") of the Partnership (the Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the "Units").

         1. The Partnership represents and warrants to, and agrees with, each of the Underwriters that:

         (a) The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") two registration statements (file numbers 333-81772 (the "2002 Registration Statement") and 333-107082 (the "2003
Registration Statement")) on Form S-3, including (in each case) a related base prospectus, for registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of Common Units, and Amendment No. 1 to the 2002 Registration Statement and Amendment No. 1 to the 2003 Registration Statement (each an "Initial Registration Statement" and collectively, the "Initial Registration Statements"). At the respective times of the filing of each such amendment and on the effective date of each Initial Registration Statement, the Partnership met the requirements for use of Form S-3 under the Act. Each Initial Registration Statement and any post effective amendment thereto,


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each in the form heretofore delivered to you (via EDGAR or otherwise), have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, documents incorporated by reference in each base prospectus contained in each Initial Registration Statement, any supplement filed thereto and any documents incorporated by reference to such supplement, no other document with respect to either Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of either Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus supplement to the base prospectuses included in the Initial Registration Statements, together with such base prospectuses, that describes the Units, the offering thereof and this Agreement, filed with the Commission pursuant to the rules and regulations of the Commission under the Act and used prior to the filing of the Prospectus (herein defined) is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statements and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of a final prospectus supplement to each base prospectus included in the Initial Registration Statements, filed with the Commission after the date hereof pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statements at the time it was declared effective and (ii) the documents incorporated by reference in such final prospectus supplement are hereinafter collectively called the "Registration Statement"; such final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Act, together with each base prospectus included in the Initial Registration Statement, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the 2002 Registration Statement that is incorporated by reference in the Registration Statement as well as the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein


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or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (e) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case as described in the Registration Statement, the Preliminary Prospectus and as will be described in the Prospectus, and has been qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on


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the condition (financial or otherwise), earnings, business or properties of the
Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. "Subsidiary" of any person or entity means any corporation, limited liability company, partnership (general or limited), joint venture or other legal entity of which such person or entity (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity.

         (f) GulfTerra Energy Company, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties, to conduct its business and to act as general partner of the Partnership, as described in the Registration Statement, the Preliminary Prospectus and as will be described in the Prospectus, and has been qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or subject the limited partners of the Partnership to any material liability or disability.

         (g) The General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership; such general partner interest is duly authorized and was validly issued to the General Partner in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 31, 2000 (as amended, the "Partnership Agreement"), which Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution ((i), (ii) and (iii), "Enforceability Exceptions"); the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest or other encumbrance, other than any lien, adverse claim, security interest or other interest created in connection with or permitted under (i) the Seventh Amended and Restated Credit Agreement among the Partnership, GulfTerra Energy Finance Corporation, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, as Administrative Agent, dated as of March 23, 1995, as amended and restated through September 26, 2003, and the collateral documents


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related thereto (collectively and as amended, the "Credit Agreement"), (ii) the credit agreement to which Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company in which a subsidiary of the Partnership owns a 36% membership interest, is party, and the collateral documents related thereto,
(iii) the credit agreement to which Deepwater Gateway, L.L.C., a Delaware limited liability company in which a subsidiary of the Partnership owns a 50% membership interest, is party, and the collateral documents related thereto,
(iv) the credit agreement and note purchase agreement to which Cameron Highway Oil Pipeline Company, a Delaware general partnership in which a subsidiary of the Partnership owns a 50% general partner interest, is party, and the collateral documents related thereto, (v) the indenture into which the Partnership entered on May 27, 1999, as amended and supplemented, (vi) the indenture into which the Partnership entered on May 17, 2001, as amended and supplemented, (vii) the indenture into which the Partnership entered on November 27, 2002, as amended and supplemented, (viii) the indenture into which the Partnership entered on March 24, 2003, as amended and supplemented, (ix) the indenture into which the Partnership entered on June 26, 2003, as amended and supplemented, (x) the credit arrangements to which El Paso Corporation or its subsidiaries are party, (xi) the Amended and Restated Limited Liability Company Agreement of the General Partner dated October 2, 2003 (the "General Partner LLC Agreement"), (xii) the Exchange and Registration Rights Agreement among the Partnership, the General Partner and Goldman, Sachs & Co (as amended, the "Exchange Agreement") and (xiii) the Incentive Distribution Reduction Agreement between the Partnership and the General Partner (the "Reduction Agreement") (the liens, adverse claims, security interests and other interests created in connection with or permitted under clauses (i) - (xiii) are referred to as "Permitted Encumbrances").

         (h) The Selling Unitholder and Sabine River Investors II, L.L.C. ("Sabine II") own limited partner interests in the Partnership represented by 11,674,245 Common Units and El Paso EPN Investments, L.L.C. ("EPN Investments") owns 10,937,500 Series C Units; all of such Common Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware
Act); and the Selling Unitholder and Sabine II own such limited partner interests free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

         (i) The Partnership's authorized and outstanding partnership interests are as set forth in the Preliminary Prospectus and as will be set forth in the Prospectus; the partnership interests of the Partnership and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and as will be contained in the Prospectus; all of the outstanding Common Units and the Series F convertible units of the Partnership ("Series F Units") and the limited partner interests represented thereby have been duly and validly authorized and issued, are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware Act) and are free of any preemptive or similar rights, except as otherwise set forth in the Partnership Agreement; the Firm Units and the limited partner interests represented thereby have


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
been duly and validly authorized and, when issued, delivered and paid for by the Underwriters pursuant to this Agreement, will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive rights or similar rights, except as set forth in the Partnership Agreement, and the Underwriters will acquire the Firm Units free and clear of any lien, adverse claim, security interest, equity or other encumbrance; and, except as set forth in the Preliminary Prospectus and as will be set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership are outstanding, other than (i) options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership included or described in any of the Partnership Agreement and employee or non-employee director option plans, employment agreements and other employment arrangements to which the Partnership, the General Partner or their affiliates are party with respect to the Partnership and (ii) the Exchange Agreement and the Reduction Agreement ((i) and (ii), the "Existing Commitments").

         (j) The issued and outstanding membership interests of the General Partner consist solely of a Class A membership interest, representing 9.9% of the total outstanding membership interests of the General Partner (the "Class A Membership Interest") and a Class B membership interest, representing 90.1% of the total outstanding membership interests of the General Partner (the "Class B Membership Interest," and together with the Class A Membership Interest, the "Membership Interests"). All of the issued and outstanding Membership Interests of the General Partner have been duly and validly authorized and issued and are (to the extent required by the General Partner LLC Agreement) fully paid and (except as such nonassessability may be affected by the Delaware Limited Liability Company Act (the "Delaware LLC Act")) nonassessable. The entire Class B Membership Interest is owned by GulfTerra GP Holding Company, a Delaware corporation ("GulfTerra GP Holding"), free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for Permitted Encumbrances. GulfTerra GP Holding is an indirect, wholly-owned subsidiary of El Paso Corporation. The entire Class A Membership Interest is owned (of record) by Goldman, Sachs & Co.

         (k) The entities listed on Annex A are the only Subsidiaries of the Partnership. All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests of each of the Partnership's Subsidiaries have been duly and validly authorized and issued and are fully paid and (except (i) as required to the contrary by the Delaware LLC Act and the Delaware Act and (ii) with respect to any general partner interests) nonassessable, and, except as otherwise set forth in Annex A are owned by the Partnership, directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances. Exhibit A also lists each Subsidiary of the Partnership (each, a "Significant Subsidiary") that, together with its



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Subsidiaries, owns assets the net book value of which constitute 5% or more of the consolidated net book value of the Partnership as of September 30, 2003.

         (l) Each of the Partnership's Subsidiaries has been duly formed or incorporated and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing (except with respect to general partnerships) under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Preliminary Prospectus and as will be described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership or limited liability company and is in good standing (except with respect to general partnerships) under the laws of each jurisdiction listed on Annex B, which are the only jurisdictions which require such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (m) There is no material franchise, contract or other document of a character required to be described in the Registration Statement, the Preliminary Prospectus and as will be described in the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the statements in the Preliminary Prospectus and the statements that will be in the Prospectus under the headings "Description of Limited Partner Interests," "Description of the Common Units," "Certain Other Partnership Agreement Provisions," "Tax Considerations," "Additional Tax Considerations," "Income Tax Considerations," and "Investment by Employee Benefit Plans," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         (n) This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, subject to Enforceability Exceptions.

         (o) Each of the Partnership and the General Partner is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Preliminary Prospectus and as will be described in the Prospectus, will not be (i) an "investment company" as defined in the Investment Company Act of 1940, as amended or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except for the filing of the Prospectus pursuant to Rule 424(b)


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under the Act and such as have been obtained under the Act and such as may be required by the New York Stock Exchange (the "Exchange") or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated herein, in the Preliminary Prospectus and as will be contemplated in the Prospectus.

         (q) Neither the issue and sale of the Firm Units nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its Subsidiaries or the General Partner pursuant to, (i) the partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any of its Subsidiaries or the General Partner, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its Subsidiaries or the General Partner is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries or the General Partner of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or the General Partner or any of its or their properties, except, in the case of (ii) or (iii), where such conflict, breach, violation or imposition would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (r) No holders of securities of the Partnership have rights to include such securities in the offering described in the Prospectus except for such rights (i) of the General Partner and its affiliates in Section 6.14 of the Partnership Agreement, which have executed and delivered a waiver of such rights with respect to such offering; and (ii) of Sabine II pursuant to the Registration Rights Agreement that was executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company, which has executed and delivered a waiver of such rights with respect to such offering.

         (s) The consolidated historical financial statements and schedules of the Partnership and its consolidated Subsidiaries included in the Preliminary Prospectus and the Registration Statement and that will be included in the Prospectus present fairly in all material respects the financial condition, results of operations and changes in financial position of the Partnership and its consolidated Subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data set forth under the caption "Summary Historical and Pro Forma Consolidated Financial Data" in the Preliminary Prospectus and the Registration Statement and that will be included in the Prospectus

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fairly present, on the basis stated in the Preliminary Prospectus and the
Registration Statement and that will be stated in the Prospectus, the information included therein.

         (t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or its or their respective properties is pending or, to the knowledge of the Partnership, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement or the Prospectus.

         (u) Each of the Partnership and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the lack of such ownership or leasing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (v) None of the Partnership, any of its Subsidiaries or the General Partner is in violation or default of (i) any provision of its partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or, to the knowledge of the Partnership, any other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) to the Partnership, any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or such Subsidiary or the General Partner or any of their respective properties, except, in the case of (ii) and (iii), where such violation or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (w) To the knowledge of the Partnership: PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Partnership and its Subsidiaries, Poseidon Oil Pipeline Company, L.L.C., the General Partner and GulfTerra Energy Finance Corporation, and delivered their report with respect to the audited financial statements and schedules for such entities included in or incorporated by reference into the Preliminary Prospectus and will be included in or incorporated by reference into the Prospectus, are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder.

         (x) Each of the Partnership, its Subsidiaries and the General Partner has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business), except as set forth in or contemplated in the Preliminary Prospectus and as will be set forth in or contemplated in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus and as will be set forth in or contemplated in the Prospectus.

         (y) No labor problem or dispute with the employees of the Partnership or any of its Subsidiaries exists or is threatened or imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

         (z) Each of the Partnership, its Subsidiaries and the General Partner
(i) possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and (ii) has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, in the case of (i) and (ii) singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, or otherwise, would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus and as will be set forth in or contemplated in the Prospectus.

         (aa) Except as otherwise set forth in the Registration Statement, the Preliminary Prospectus and as will be set forth in the Prospectus, such as are not material to the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, or as do not materially interfere with ownership or benefits of ownership of such properties, taken as a whole, and except for Permitted Encumbrances, the Partnership and its Subsidiaries have good and defensible title to their interests in their oil and gas properties.

         (bb) The information which was supplied by the Partnership to Netherland, Sewell & Associates, Inc. ("Netherland & Sewell"), independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Partnership and its subsidiaries as of December 31, 2002 including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was, to the knowledge of the Partnership, true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Netherland & Sewell dated January 24, 2003 (the "Netherland & Sewell Letter"); to the Partnership's knowledge, Netherland & Sewell was, as of the date of the Netherland & Sewell Letter, and is, as of the date hereof, independent with respect to the Partnership and its Subsidiaries; other than normal production of the reserves and intervening spot market product price fluctuations, the Partnership is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Preliminary Prospectus or as will be described in the Prospectus and as reflected in the Netherland & Sewell Letter and the reserve report referenced therein; estimates of such reserves and present values as described in the Preliminary Prospectus or as will be described in the Prospectus and reflected in the Netherland & Sewell Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

         (cc) Each of the Partnership and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (dd) Each of the Partnership and the General Partner and their respective affiliates has not taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

         (ee) To the knowledge of the Partnership, the Partnership and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the

Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus. Except as set forth in the Preliminary Prospectus or as will be set forth in the Prospectus, to the knowledge of the Partnership, none of the Partnership or any of its Subsidiaries or the General Partner have been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         (ff) In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, the Preliminary Prospectus and as will be set forth in the Prospectus.

         (gg) Each of the Partnership, its Subsidiaries and the General Partner has fulfilled its obligations, if any, under the minimum funding standards of
Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Partnership, its Subsidiaries and the General Partner are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Partnership and its Subsidiaries and the General Partner have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

         (hh) Each of the Partnership and its Subsidiaries has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Preliminary Prospectus or as will be described in the Prospectus, subject to such qualifications as may be set forth in the Preliminary Prospectus or as will be set forth in the Prospectus, except for such rights-of-way which, if not obtained, would, singly or in the aggregate, be expected not to have a have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; each of the Partnership and its Subsidiaries has, or at the First Time of Delivery (defined herein) will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of- way, except for such revocations, terminations and impairments that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, subject in each case to such qualifications as may be set forth in the Prospectus; and except as set forth in the Preliminary Prospectus or as will be set forth in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its Subsidiaries considered as a whole.

         (ii) Since the respective dates as of which information is given in the Prospectus and except as set forth in or contemplated in the Preliminary Prospectus and as will be set forth or contemplated in the Prospectus, (i) there has been no material adverse effect on the condition (financial or otherwise), earnings, business, or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) there has been no material adverse effect on the capital stock or in the long-term debt of the Partnership or any of its Subsidiaries and (iii) neither the Partnership nor any of its Subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Partnership and its Subsidiaries taken as a whole.

         2. The Selling Unitholder represents and warrants to, and agrees with, each of the Underwriters that:

         (a) The Selling Unitholder has been duly formed and is validly existing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and has been qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Selling Unitholder, whether or not arising from transactions in the ordinary course of business.

         (b) This Agreement has been duly authorized, executed and delivered by the Selling Unitholder and is a valid and binding agreement of the Selling Unitholder, enforceable against the Selling Unitholder in accordance with its terms, subject to the Enforceability Exceptions.

         (c) When any Optional Units are delivered and paid for by the Underwriters pursuant to this Agreement, the Underwriters will acquire such Optional Units free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

         (d) The Selling Unitholder at the Second Time of Delivery will have valid title to, and will be the lawful owner of, all of the Optional Units, free and clear of any lien, adverse claim, security interest or other encumbrance other than Permitted

Encumbrances and will have the legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver all of the Optional Units pursuant to this Agreement.

         (e) The execution, delivery and performance of this Agreement by the Selling Unitholder, the compliance by the Selling Unitholder with all the provisions hereof and the consummation of the transactions contemplated hereby and thereby will not (i) require the consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except that El Paso Corporation may need to file a Form 4 and an amendment to any report on Schedule 13D relating to the Partnership previously filed by El Paso Corporation and except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms of provisions of, or a default under, the organizational documents of the Selling Unitholder or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Selling Unitholder is a party or by which the Selling Unitholder or any property of the Selling Unitholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court of any governmental body or agency having jurisdiction over the Selling Unitholder or any property of the Selling Unitholder.

         (f) All information furnished by or on behalf of the Selling Unitholder in writing expressly for use in the Preliminary Prospectus, the Registration Statement and Prospectus (which the parties agree consists only of the information included in the prospectus supplement under the caption "Selling Unitholder" and the record ownership information contained in the base prospectus included in the 2003 Registration Statement under the caption "Selling Unitholders") is, and at the Second Time of Delivery, will be, true, correct and complete, and does not, and at the Second Time of Delivery, will not, contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which such statements are made, to make such information not misleading.

         3. Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per unit of $38.8745, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Selling Unitholder agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Unitholder, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Common Units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

         The Selling Unitholder hereby grants to the Underwriters the right to purchase at their election up to 720,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of Common Units in excess of the number of Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership and the Selling Unitholder, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you, the Selling Unitholder and the Partnership otherwise agree in writing, earlier than two or later than ten New York Business Days (defined herein) after the date of such notice.

         4. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

         5. (a) The Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Partnership shall be delivered by or on behalf of the Partnership to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Goldman, Sachs & Co. at least forty-eight hours in advance. The Partnership or the Selling Unitholder, as applicable, will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on October 21, 2003 or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Units, or such other time and date as Goldman, Sachs & Co., the Selling Unitholder and the Partnership may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the "First Time of Delivery", such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 9(l) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002 (the "Closing Location"), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         6. The Partnership, and solely for the purpose of Section 6(e) below, the Selling Unitholder, agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second New York Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement (other than (i) a Current Report on Form 8-K (A) disclosing the terms of this Agreement or (B) solely in connection with a conversion of Series F units, if any, and (ii) a Quarterly Report on Form 10-Q covering the quarter ended September 30, 2003 filed after the First Time of Delivery) to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; provided that you will not unreasonably delay the filing of or disapprove any such amendment or supplement; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith neither the Partnership nor the General Partner shall be required to qualify as a foreign entity or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus in New York City in such quantities as you may reasonably request; prior to 10:00 A.M., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written copies of the Prospectus in New York City in such quantities as you may reasonably request; and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);

         (e) Not to, and to cause Sabine II and EPN Investments to agree not to, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, the General Partner, the Selling Unitholder, Sabine II or EPN Investments or any of their subsidiaries or controlled affiliates, or any person in privity (with respect to the Common Units or Series C units) with the Partnership, the General Partner, the Selling Unitholder, Sabine II or EPN Investments or any of their respective affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other Common Units,

Series C units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 90 days after the First Time of Delivery; provided, however, that the Partnership may issue and sell Common Units pursuant to any employment agreement or other employment arrangement, employee option plan, ownership plan or dividend reinvestment plan of the Partnership in effect at the date and time this Agreement is executed and the Partnership may issue Common Units issuable upon the conversion or exchange of securities or the exercise of warrants outstanding at the date and time this Agreement is executed; and provided, further, that the foregoing shall not prohibit (i) Sabine II, the Selling Unitholder or EPN Investments from pledging any Common Units or Series C units now or hereafter owned by them, or a parent of such entities from pledging its interest in such entities, to secure certain loans to which such parent or such entities in connection with any financing arrangements to which such parent or such entities are parties, as amended or otherwise modified from time to time, or the disposition of any such pledged Common Units or Series C units, or any interest in such entities, in connection with the exercise by the lender(s) of any remedies as a secured party or settlement in connection therewith, (ii) the issuance by the Partnership of Common Units pursuant to the Exchange Agreement, (v) the foreclosure by any lender under any Permitted Encumbrance, (iii) the transfer of Common Units or Series C units by the Selling Unitholder, Sabine II or EPN Investments to any person or entity (including affiliates) in a private placement if such person or entity agrees executes a lock-up agreement in the form of Annex C hereto; or (iv) EPN Investments from exchanging its Series C Units for Common Units in accordance with the terms of the Series C Units, provided that EPN Investments is the recipient of all Common Units issued in such exchange;

         (f) During a period of one year from the effective date of the Registration Statement, to deliver to you (i) as soon as they are publicly available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed; provided, however, that the Company shall not be required to deliver to you any report or financial statements available on EDGAR, and (ii) such additional information concerning the business and financial condition of the Partnership as you may from time to time reasonably request; provided that no such additional information must be delivered if the delivery thereof would require the Partnership to make a public filing to remain in compliance with Regulation FD (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its unitholders generally or to the Commission);

         (g) To use the net proceeds received by it from the sale of the Firm Units pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (h) To use its best efforts (i) to list, subject to notice of issuance, the Firm Units on the Exchange, and (ii) to ensure the continuation of the listing of the Optional Units on the Exchange;

         (i) If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

         (j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

         7. The Selling Unitholder hereby agrees with the Underwriters and the
Partnership:

         (a) to deliver to the Underwriters prior to the Second Time of Delivery, a properly completed and executed United States Treasury Department Form W-9, which may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

         (b) to notify promptly the Partnership and the Underwriters if, at any time prior to the Second Time of Delivery, the Selling Unitholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (c) to cooperate to the extent necessary to satisfy all conditions precedent to the delivery of the Optional Units pursuant to this Agreement; and

         (d) to do and perform all things to be done and performed by the Selling Unitholder under this Agreement prior to the Second Time of Delivery and to satisfy all conditions precedent to the delivery of the Optional Units pursuant to this Agreement that the Selling Unitholder is required to satisfy.

         8. Each of the Partnership and the Selling Unitholder covenants and agrees with one another and with the several Underwriters that (a) the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership's counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Units on the Exchange; (v) the cost of preparing unit certificates; (vi) the costs and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) the Selling Unitholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder's obligations hereunder that are not otherwise specifically provided for in this
Section 8, including (i) any fees and expenses of counsel for the Selling Stockholder; and (ii) all expenses and taxes incident to the sale and delivery of the Units to be sold by the Selling Unitholder to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

         9. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership and the Selling Unitholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Partnership and the Selling Unitholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Partnership has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) The Representative shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Time of Delivery and addressed to the Representative, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

         (c) Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Partnership, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) each of the Partnership and its Significant Subsidiaries has been duly formed or incorporated and is validly existing as a partnership, corporation or limited liability company and in good standing (other than any general partnership) under the laws of the jurisdiction in which it is formed, chartered or organized, with full partnership, corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

                  (ii) each of the Partnership and its Significant Subsidiaries is duly qualified or registered to do business as a foreign limited partnership, corporation or limited liability company, as the case may be, and, based solely on the various certificates from public officials of Texas, Louisiana, Alabama and Mississippi (the "Good Standing Certificates"), is in good standing (other than any general partnership) as a foreign limited partnership, corporation or limited liability company authorized to do business in the respective jurisdictions listed on Annex B;

                  (iii) the General Partner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties, to conduct its business and to act as general partner of the Partnership, as described in the Registration Statement and the Prospectus, and has been duly qualified or registered as a foreign limited liability company for the transaction of business and, based solely on the Good Standing Certificates, is in good standing under the laws of each jurisdiction listed opposite its name on Annex B;

                  (iv) the General Partner is the sole general partner of the Partnership and owns (of record) a 1.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued to the General Partner in accordance with the Partnership Agreement, which Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to Enforceability Exceptions; to such counsel's knowledge, other than Permitted Encumbrances, the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware;

                  (v) The Selling Unitholder and Sabine II own (of record) limited partner interests in the Partnership represented by 11,674,245 Common Units and EPN Investments owns (of record) 10,937,500 Series C Units; all of such Common Units and Series C Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware Act);

                  (vi) all of the issued and outstanding membership interests of the General Partner have been duly and validly authorized and issued and are (to the extent required by the GP LLC Agreement) fully paid and (except as such non-assessability may be affected by the Delaware LLC
         Act) nonassessable; to such counsel's knowledge, except for Permitted Encumbrances, the entire Class B Membership Interest is owned (of record) by GulfTerra GP Holding free and clear of any lien, adverse claim, security interest or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GulfTerra GP Holding as debtor is on file in the office of the Secretary of State of the State of Delaware other than those in favor of El Paso Corporation's lenders; and the entire Class A Membership Interest is owned (of record) by Goldman, Sachs & Co.;

                  (vii) all the outstanding shares of capital stock, limited liability company interests or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued and are (except with respect to partnership interests or as required by the applicable limited partnership or limited liability company agreement) fully paid and (except (i) as provided to the contrary by the Delaware LLC Act or (ii) with respect to partnership interests) nonassessable, and, except as otherwise set forth in the Prospectus, are owned by the Partnership directly or indirectly through one or more Subsidiaries, and, to such counsel's knowledge, other than Permitted Encumbrances, are owned free and clear of any security interest, claim, lien or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership, Crystal Holding, L.L.C. or GulfTerra GC, L.P. as debtor is on file in the office of the Secretary of State of the State of Delaware;

                  (viii) as of the Time of Delivery, the Partnership's issued and outstanding partnership interests are, to the knowledge of such counsel, as set forth in the Prospectus; the partnership interests of the Partnership and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Prospectus; all of the outstanding Common Units and Series F Units and the limited partner interests represented thereby have been duly and validly authorized and issued, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware Act) and are free of any preemptive or similar rights arising under the Partnership Agreement other than those that have been waived; at the First Time of Delivery only the Firm Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued, delivered and paid for by the Underwriters pursuant to this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive rights or similar rights arising under the Partnership Agreement; and, except as set forth in the Prospectus, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership are outstanding, other than Existing Commitments;

                  (ix) each Initial Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of either Initial Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and each Initial Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                  (x) this Agreement has been duly authorized, executed and delivered by the Partnership;

                  (xi) each of the Partnership and the General Partner is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (xii) to the knowledge of such counsel, no consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Partnership or any of its properties is required in connection with the offering, issuance and sale by the Partnership of the Firm Units, the offering and sale of the Optional Units by the Selling Unitholder, the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act and such as may be required by the Exchange or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals as have been obtained;

                  (xiii) none of (a) the issue and sale of the Firm Units, (b) the offering and sale of the Optional Units, (c) the execution, delivery and performance of this Agreement, or (d) compliance by the Partnership with the provisions hereof and consummation by the Partnership of the transactions contemplated hereby will conflict with, or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or its Subsidiaries or the General Partner pursuant to, (i) the partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any of its Subsidiaries or the General Partner, as applicable, (ii) the terms of any Material Agreement, or (iii) to such counsel's knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries or the General Partner of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or the General Partner or any of its or their properties, except, in the case of (ii) or
         (iii), where such conflict, breach, violation or imposition would not, individually or in the aggregate, be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; "Material Agreement" shall mean the agreements, contracts or other similar documents filed as exhibits to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002, the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, or the Partnership's Current Reports on Form 8-K filed between January 1, 2003 and the date hereof, except such counsel need express no opinion in clause (iii) with respect to antifraud provisions of federal laws or state securities laws or other antifraud laws;

                  (xiv) to the knowledge of such counsel, the offering and sale of the Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of Common Units or other securities of the Partnership other than the rights (A) of the General Partner and its affiliates and successors in Section 6.14 of the Partnership Agreement and (B) of Sabine II pursuant to the Registration Rights Agreement that was executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company; and

                  (xv) to the knowledge of such counsel: (a) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and
         (b) the statements included or incorporated by reference in the Prospectus under the headings "Description of Limited Partner Interests," "Description of Common Units," "Certain Other Partnership Agreement Provisions," "Tax Considerations," "Recent Tax Developments," "Income Tax Considerations," and "Investment by Employee Benefit Plans" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  Such counsel shall also state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement and the Prospectus, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe: (i) that the Registration Statement, on the effective date or the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus, as of its date or as of the Time of Delivery, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) that any amendment or supplement to the Prospectus, as of its respective date, and as of the Time of Delivery, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (it being understood that such counsel need express no opinion with respect to the financial statements, including the notes and the schedules thereto, oil and gas reserve information and other financial data included in the Registration Statement or the Prospectus).

                  Such counsel shall also state that, with respect to (i) and
         (ii) in paragraph (xiv) above, (a) the General Partner and Sabine II have agreed not to exercise their registration rights with respect to such securities in connection with the offering of Units for 90 days after the First Time of Delivery pursuant to letter agreements of even date herewith and (b) the Common Units held by Sabine II are subject to Permitted Encumbrances, the holders of which have not waived such rights.

                  In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the States of Delaware, New York, Texas or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, of which a copy of any such opinion shall be delivered to the Underwriters, (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials, (C) assume that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified, (D) state that their opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, New York law and Texas law, (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership or the General Partner may be subject and (F) state that their opinion is furnished as counsel for the

         Partnership to you, as Representative of the several Underwriters, and is solely for the benefit of the several Underwriters. References to the Registration Statement and the Prospectus in this paragraph 9(c) include any amendments and supplements thereto at the Time of Delivery.

         (d) Gregory W. Jones, Esq., counsel for the Partnership, or such other counsel for the Partnership reasonably satisfactory to the Representative, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or its or their property of a character required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus, except those that (a) would not be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (b) would not be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

                  (ii) The Partnership is not and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         (e) Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Selling Unitholder, or such other counsel for the Selling Unitholder reasonably satisfactory to the Representative, shall have furnished to you their written opinion, dated as of the Second Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Selling Unitholder is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation with full power and corporate and all other necessary authority to own its properties and conduct its business;

                  (ii) The Selling Unitholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to enter into this Agreement and to sell, assign, transfer and deliver the Units to be sold by the Selling Unitholder in the manner provided in this Agreement and to such counsel's knowledge, as of the time immediately preceding delivery of the Units to the Underwriter, the Selling Unitholder had valid title to the Units;

                  (iii) This Agreement has been duly authorized, validly executed and delivered by the Selling Unitholder;

                  (iv) When the Units are paid for and delivered pursuant to this Agreement, (A) DTC shall be a "protected purchaser" of the Units within the meaning of Section 8.303 of the UCC, (B) the Underwriter will acquire a valid "security entitlement" (as defined in Section
         8.102 of the UCC) to, and control of the Units, and (C) to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8.102 of the UCC) to the Units (or security entitlement with respect thereto) may be asserted against the Underwriter with respect to the Units or such security entitlement; and

                  (v) The execution, delivery and performance of this Agreement by the Selling Unitholder, the compliance with all of the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency or third party (except that El Paso Corporation may need to file a Form 4 and an amendment to any report on Schedule 13D relating to the Partnership previously filed by El Paso Corporation and except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms of provisions of, or a default under, the organizational documents of the Selling Unitholder or any indenture, loan agreement, mortgage, lease, or other agreement or instrument known to such counsel after due inquiry and to which the Selling Unitholder is a party or by which the Selling Unitholder or any property of the Selling Unitholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order, or decree of any court of any governmental body or agency having jurisdiction over the Selling Unitholder or any property of the Selling Unitholder.

         In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the States of Delaware, Texas or New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, of which a copy of any such opinion shall be delivered to the Underwriters, (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Unitholder and public officials, (C) assume that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified, (D) state that their opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, New York law and Texas law, (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership or the General Partner may be subject and (F) state that their opinion is furnished as counsel for the Selling Unitholder to you, as Representative of the several Underwriters, and is solely for the benefit of the several Underwriters. References to the Registration Statement and the Prospectus in this paragraph 9(e) include any amendments and supplements thereto at the Time of Delivery.

         (f) The Partnership shall have requested and caused PricewaterhouseCoopers LLP, at the time this Agreement is executed and at such Time of Delivery, to have furnished to the Underwriters letters, dated as of the time of this Agreement and as of such Time of Delivery, as the case may be, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder with respect to the Partnership, Partnership Subsidiary or Partnership joint venture whose financial statements they have respectively audited and containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

         (g) (i) None of the General Partner, the Partnership nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capitalization or short-term or long term debt of the General Partner, the Partnership or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners' equity or results of operations of the General Partner, the Partnership and its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Partnership's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership's debt securities;

         (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Partnership's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the

United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (j) (A) The Firm Units to be sold at the First Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange, and (B) the Optional Units, at the Time of Delivery, shall continue to be duly listed on the Exchange;

         (k) The Partnership has obtained and delivered to the Underwriters executed copies of agreements from the General Partner, Sabine II and EPN Investments, substantially to the effect set forth in the form attached hereto as Annex C;

         (l) The Partnership shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

         (m) The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Partnership and the General Partner satisfactory to you as to the accuracy of the representations and warranties of the Partnership herein at and as of such Time of Delivery, as to the performance by the Partnership of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

         (n) The Selling Unitholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Selling Unitholder satisfactory to you as to the accuracy of the representations and warranties of the Selling Unitholder herein at and as of such Time of Delivery, as to the performance by the Selling Unitholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery and to such other matters as you may reasonably request.

         10. (a) Each of the Partnership and the Selling Unitholder, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership and the Selling Unitholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Units concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Partnership had previously furnished copies of the Prospectus to the Underwriters, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus; provided, further, that the liability of the Selling Unitholder pursuant to this Section 10(a) shall not exceed the product of the number of Units sold by the Selling Unitholder and the public offering price of the Units set forth in the Prospectus.

         (b) Each Underwriter will indemnify and hold harmless the Partnership and the Selling Unitholder against any losses, claims, damages or liabilities to which the Partnership or the Selling Unitholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Partnership and the Selling Unitholder for any legal or other expenses reasonably incurred by the Partnership and the Selling Unitholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Selling Unitholder on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership and the Selling Unitholder on one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Selling Unitholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership and the Selling Unitholder, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership and the Selling Unitholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Partnership and the Selling Unitholder under this Section 10 shall be in addition to any liability which the Partnership or the Selling Unitholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner and to each person, if any, who controls the Partnership, the General Partner or the Selling Unitholder within the meaning of the Act.

         11. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

         (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non defaulting Underwriter to purchase the number of Common Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         12. The respective indemnities, agreements, representations, warranties and other statements of the Partnership, the Selling Unitholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, the General Partner, the Selling Unitholder or any officer or director of the General Partner or controlling person of the Partnership, the General Partner or the Selling Unitholder, and shall survive delivery of and payment for the Units.

         13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Partnership nor the Selling Unitholder shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, the Units are not delivered by or on behalf of the Partnership or the Selling Unitholder as provided herein, the Partnership and the Selling Unitholder will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but neither the Partnership nor the Selling Unitholder shall then be under any further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

         14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you as the Representative.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Goldman, Sachs & Co., 85th Broad Street, 9th Floor, New York, New York 10004, Attention:
Registration Department; and if to the Partnership shall be delivered or sent by mail to the address of the Partnership set forth in the Registration Statement,
Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership and the Selling Unitholder and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the General Partner and each person who controls the Partnership, the General Partner, the Selling Unitholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         16. Time shall be of the essence of this Agreement.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         19. The Partnership is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

         20. The Underwriters agree that all of the obligations of the Partnership hereunder are non-recourse with respect to the General Partner, and each Underwriter agrees that it will not seek to enforce against or recover damages from the General Partner in connection with the existence of this Agreement or the Partnership's performance or failure to perform under this Agreement.

         If the foregoing is in accordance with your understanding, please sign and return to us and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Partnership and the Selling Unitholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                     Very truly yours,

                                     GULFTERRA ENERGY PARTNERS, L.P.

                                     By:  GULFTERRA ENERGY COMPANY, L.L.C.
                                              its general partner


                                     By: /s/ KEITH B. FORMAN
                                        --------------------------------------
                                        Name: Keith B. Forman
                                        Title: Vice President


                                     SABINE RIVER INVESTORS I, L.L.C.


                                     By: /s/ KEITH B. FORMAN
                                        --------------------------------------
                                        Name: Keith B. Forman
                                        Title: Vice President

Accepted as of the date hereof:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Sanders Morris Harris Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.


By:    /s/ GOLDMAN, SACHS & CO.
   -----------------------------------
        (Goldman, Sachs & Co.)

 On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                                  NUMBER OF
                                                                                                   OPTIONAL
                                                                                                 UNITS TO BE
                                                            TOTAL NUMBER OF FIRM                PURCHASED IF
                                                                   UNITS                       MAXIMUM OPTION
                     UNDERWRITER                              TO BE PURCHASED                     EXERCISED
                     -----------                              ---------------                  --------------
Goldman, Sachs & Co.                                            1,800,000                          270,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated                600,000                           90,000

Deutsche Bank Securities Inc.                                     600,000                           90,000

Wachovia Capital Markets, LLC                                     600,000                           90,000

A.G. Edwards & Sons, Inc.                                         360,000                           54,000

Sanders Morris Harris Inc.                                        360,000                           54,000

Credit Suisse First Boston LLC                                    240,000                           36,000

J.P. Morgan Securities Inc.                                       240,000                           36,000
                                                                ---------                          -------
         Total............................................      4,800,000                          720,000
                                                                =========                          =======

                                     ANNEX A

                                  SUBSIDIARIES

                                                                                     IS SUBSIDIARY
                      SUBSIDIARY NAME                                        A "SIGNIFICANT SUBSIDIARY"?
                      ---------------                                        ---------------------------

1.            Cameron Highway Pipeline GP, L.L.C.                                          No

2.            Cameron Highway Pipeline I, L.P.                                             No

3.            Crystal Holding, L.L.C.                                                     YES

4.            First Reserve Gas, L.L.C.                                                    No

5.            Flextrend Development Company, L.L.C.                                        No

6.            GulfTerra Alabama Intrastate, L.L.C.                                         No

7.            GulfTerra Field Services, L.L.C.                                            YES

8.            GulfTerra GC, L.P.                                                          YES

9.            GulfTerra Holding I, L.L.C.                                                  No

10.           GulfTerra Holding II, L.L.C.                                                 No

11.           GulfTerra Holding III, L.L.C.                                                No

12.           GulfTerra Holding IV, L.P.                                                   No

13.           GulfTerra Holding V, L.P.                                                    No

14.           GulfTerra Intrastate, L.P.                                                   No

15.           GulfTerra NGL Storage, L.L.C.                                                No

16.           GulfTerra Oil Transport, L.L.C.                                              No

17.           GulfTerra Operating Company, L.L.C.                                          No

18.           GulfTerra South Texas, L.P.                                                  No

19.           GulfTerra Texas Pipeline, L.P.                                              YES

20.           Hattiesburg Gas Storage Company                                              No

21.           Hattiesburg Industrial Gas Sales Company, L.L.C.                             No

22.           High Island Offshore System, L.L.C.                                          No

23.           Manta Ray Gathering Company, L.L.C.                                          No

24.           Petal Gas Storage, L.L.C.                                                   YES

25.           Poseidon Pipeline Company, L.L.C.                                            No

26.           GulfTerra Arizona Gas, L.L.C.                                                No

28.           Matagorda Island Area Gathering System                                       No

29.           GulfTerra Energy Finance Corporation                                         No

                                     ANNEX B

                                                   JURISDICTION          OTHER JURISDICTIONS IN WHICH
          ENTITY NAME                              OF FORMATION          ENTITY IS QUALIFIED TO DO BUSINESS
          -----------                              ------------          ----------------------------------
1.        GulfTerra Energy Partners, L.P.          Delaware              Texas, Louisiana

2.        GulfTerra Energy Company, L.L.C.         Delaware              Texas, Louisiana

3.        Cameron Highway Pipeline GP, L.L.C.      Delaware              Texas

4.        Cameron Highway Pipeline I, L.P.         Delaware              Texas

5.        Crystal Holding, L.L.C.                  Delaware              -----

6.        First Reserve Gas, L.L.C.                Delaware              Mississippi

7.        Flextrend Development Company, L.L.C.    Delaware              Texas, Louisiana, Alabama

8.        GulfTerra Alabama Intrastate, L.L.C.     Delaware              Alabama

9.        GulfTerra Field Services, L.L.C.         Delaware              Texas, Louisiana, New Mexico

10.       GulfTerra GC, L.P.                       Delaware              Texas, Louisiana

12.       GulfTerra Holding I, L.L.C.              Delaware              Texas

13.       GulfTerra Holding II, L.L.C.             Delaware              Texas

14.       GulfTerra Holding III, L.L.C.            Delaware              Texas

15.       GulfTerra Holding IV, L.P.               Delaware              Texas

16.       GulfTerra Holding V, L.P.                Delaware              Texas

17.       GulfTerra Intrastate, L.P.               Delaware              Texas, Louisiana

18.       GulfTerra NGL Storage, L.L.C.            Delaware              Mississippi

19.       GulfTerra Oil Transport, L.L.C.          Delaware              Texas, Louisiana

20.       GulfTerra Operating Company, L.L.C.      Delaware              Texas, Louisiana, New Mexico

21.       GulfTerra South Texas, L.P.              Delaware              Texas

22.       GulfTerra Texas Pipeline, L.P.           Delaware              Texas

23.       Hattiesburg Gas Storage Company          Delaware              -----

24.       Hattiesburg Industrial Gas Sales         Delaware              Mississippi
          Company, L.L.C.

25.       High Island Offshore System, L.L.C.      Delaware              Texas, Louisiana

26.       Manta Ray Gathering Company, L.L.C.      Delaware              Texas, Louisiana

27.       Petal Gas Storage, L.L.C.                Delaware              Mississippi

28.       Poseidon Pipeline Company, L.L.C.        Delaware              Texas

29.       GulfTerra Arizona Gas, L.L.C.            Delaware              -----

30.       Matagorda Island Area Gathering System   Texas                 -----

31.       GulfTerra Energy Finance Corporation     Delaware              Texas

                                     ANNEX C
                                [FORM OF LOCK-UP]



                        [NAME AND ADDRESS OF UNDERSIGNED]

                         [Common Units] [Series C Units]


                                                            October [  ], 2003

Goldman, Sachs & Co.
     As representative of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), GulfTerra Energy Company, L.L.C., a Delaware limited liability company (the "General Partner"), Sabine River Investors I, L.L.C., a Delaware limited liability company (the "Selling Unitholder") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of common units representing limited partner interest in the Partnership (the "Common Units").

         In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the time of purchase (as defined in the Underwriting Agreement) the undersigned will not, without the prior written consent of Goldman Sachs & Co., (i) offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establishment or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units or Series C units of the Partnership ("Series C Units") or any securities convertible into, or exercisable, or exchangeable for, Common Units or Series C Units or warrants or other rights to purchase Common Units or Series C Units, or (ii) publicly announce an intention to effect any transaction specified in clause (i).

         In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units or Series C Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the time of purchase, the undersigned will not, without the prior written consent of Goldman, Sachs & Co., make any demand for, or exercise any right with respect to, the registration of Common Units or Series C Units or any securities convertible into, for exercisable, or exchangeable for Common Units or Series C Units, or warrants or other rights to purchase Common Units or Series C Units.

         Notwithstanding the foregoing, the covenants and restrictions in the two preceding paragraphs shall not apply to the registration of or sale to the Underwriters of any Common Units pursuant to the Offering and the Underwriting Agreement. Further, the foregoing shall not prohibit or condition: (i) the undersigned or any of its affiliates from selling, assigning or transferring Common Units or Series C Units to an affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act), or all such transferee affiliates from selling, assigning or transferring Common Units or Series C Units to any of their affiliates, provided that each such transferee affiliate executes a lock-up agreement with Goldman, Sachs & Co. in the form of Annex C to the Underwriting Agreement covering such Common Units or Series C Units, as the case may be; (ii) the undersigned or any of its affiliates from selling, assigning or transferring Common Units or Series C Units in a private placement, provided that each purchaser or transferee in such private placement executes a lock-up agreement with Goldman, Sachs & Co. in the form of Annex C to the Underwriting Agreement covering such Common Units or Series C Units, as the case may be;
(iii) EPN Investments from exchanging its Series C Units for Common Units in accordance with the terms of the Series C Units, provided that EPN Investments is the recipient of all Common Units issued in such exchange; or (iv) undersigned or any of its affiliates from pledging any Common Units or Series C Units now or hereafter owned by them, or a parent of such entities from pledging its interest in such entities, to secure certain loans to such entities in connection with any financing arrangements to which such entities are parties, as amended or otherwise modified from time to time, or the disposition of any such pledged Common Units or Series C Units, or any interest in such entities, in connection with the exercise by the lender of any remedies as a secured party.

         Undefined capitalized terms used herein shall have the same meaning set forth in the Underwriting Agreement.


                                             Yours very truly,




                                       C-2